Exhibit 4.50

Leasing of Mega Rio

NON-RESIDENTIAL LEASE AGREEMENT

WITH A CONDITION PRECEDENT

I — SUMMARY

1.                                      CONTRACTING PARTIES

1.1.                            LESSOR: REC LOG 411 S.A., a joint-stock company, based in the city of São Paulo, State of São Paulo, at Rua Tenente Negrão, 166, 5th floor, registered under CNPJ/MF [Cadastro Nacional da Pessoa Jurídica/Ministério da Fazenda (Corporate Taxpayer Registration/Ministry of Finance)] No. 07.964.913/0001-77, hereby represented in accordance with its Statutes (the “LESSOR”).

1.2.                            LESSEE: NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A, a joint-stock company, based in the city of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floors, Vila Olímpia, registered under CNPJ/MF No. 09.358.108/0001-25, hereby duly represented in accordance with its Statutes (the “LESSEE”).

1.3.                            GUARANTOR: COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, based in the city of São Paulo, State of São Paulo, at Avenida Brigadeiro Luis Antonio, 3142, registered under CNPJ/MF No. 47.508.411/0001-56, hereby represented in accordance with its Statutes (the “GUARANTOR”).

2.                                      LEASED PROPERTY: property located in the State of Rio de Janeiro, registered under No. 201.627 with the 4th Property Registration Office of the District of Rio de Janeiro - RJ, with a total leasable area of 138,137.65 m2 (the “Property”), described as following in the registration record “Land comprising plot 1, PAL [Projeto Aprovado do Loteamento (Approved Allotment Project)] 47,470, Category 1, located at Avenida Brasil, 758.80 m from the start of the exit at the intersection of Avenida Brasil and Estrada do Pedregoso, in the parish of Campo Grande, with a total front length on Avenida Brasil of 736.00 [m], where it is bordered by FNA [Faixa Non Aedificandi (Building-Restricted Area)] of Rio Capenga (planned), 20.30 m in length starting from its center, and FMP [Faixa Marginal de Proteção (Safety Margin)] of Rio Capenga (planned), 35.40 m in length starting from its center; 511.63 [m] in the back in two sections of 350.51 m, plus 161.12 m in the back in two sections of 350.51 m, plus 161.12; 454.30 m on the right where it is bordered by FNA of Rio Capenga (planned), 17.50 m in length starting from its center and FMP of Rio Capenga (planned), 32.50 m in length starting from its center: 545.58 m on the left in two sections of 108.00 m, plus 437.57 m, facing on the right the pipelines to Campo Grande, owned by CEDAE or its successors, on the left with plot 01 PAL 45,385, owned by Companhia Docas do Rio de Janeiro, in the back with an area of a third party and plot 01 PAL

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

45,385, owned by Companhia Docas do Rio de Janeiro, with a total area of 297,898.95 m2”. This property is registered with the City Hall of Rio de Janeiro under No. 3.151.798-0.

3.                                      CONDITION PRECEDENT: Rescission of the Special Lease Agreement for the Made-to-order Distribution Center between the LESSOR and Sociedade Comercial e Importadora Hermes S.A. (“HERMES”) dated 11/10/2009, amended from time to time by submission of a valid rescission agreement to be signed between the LESSOR and HERMES, and the vacating of property by HERMES by 03/20/2014; if the property is vacated before this date, the start date of the lease will be the day after the LESSOR sends a written notification to the LESSEE informing it that Hermes has vacated the property.

4.                                      TERM OF THE LEASE: 10 (ten) years from either the day after the LESSOR sends a written notification to the LESSEE informing it that Hermes has vacated the property or 03/20/2014, whichever occurs earlier, provided that the Condition Precedent specified in section 3 above is observed (“Start Date of the Lease”), renewable for another 10 (ten) years.

5.                                      PURPOSE OF THE LEASE: activities of the LESSEE in accordance with its business purpose, as well as logistics and storage activities, and any other activities are prohibited without prior express authorization by the LESSOR in writing.

6.                                      MONTHLY RENT: BRL 2,072,064.75 (two million, seventy-two thousand, sixty-four reais and seventy-five centavos), corresponding to BRL 15.00/m2 (fifteen reais per square meter) of leasable property.

6.1                               READJUSTMENT INDEX: IPCA/IGBE [sic: IBGE] [Índice Nacional de Preços ao Consumidor/Instituto Brasileiro de Geografia e Estatística (National Consumer Price Index/Brazilian Institute of Geography and Statistics)].

6.1.1.                  SUBSTITUTE READJUSTMENT INDEX: IGP-M/FGV [Índice Geral de Preços do Mercado/Fundação Getúlio Vargas (General Market Price Index/Getúlio Vargas Foundation)].

6.2.                            PAYMENT DATE: 5th business day of the following month.

6.3                               PLACE AND METHOD OF PAYMENT: By deposit to the LESSOR’s bank account, Bank 341, Branch 1248, checking account No. 08394-9, exclusively the installment payments for the equipment; and to the checking account No. 296.865-7, branch 3395, Bank 238, the rent and other lease-related payments.

7.                                      RENT PAYMENT GRACE PERIOD: 3 (three) months of rent from the Start Date of the Lease.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

7.1.                            The parties agree that the grace period concerns solely the Monthly Rent, and the other lease-related payments, such as operating expenses, building and urban land tax, insurance, and others mentioned in this Contract, will be due from the Start Date of the Lease.

8.                                      ANNEXES:

(a) ANNEX I — Latest copy of the property registration certificate;

(b) ANNEX II — Copy of the IPTU [land tax] booklet for 2013;

(c) ANNEX III — Vesting of Ownership Declaration;

(d) ANNEX IV — Minutes of Initial Inspection;

(d) ANNEX V — Confirmation of Habite-se certification request;

(e) ANNEX VI — Project Approved by the City Hall of Rio de Janeiro;

(F) ANNEX VII — Certificate of Approval by the Fire Department No. CA-32799/12; and

(g) ANNEX VIII — Inventory of Equipment with Quantities and Unit Values.

The parties have agreed on this Non-Residential Lease Agreement (the “Agreement”), which is governed, in addition to the provisions in the SUMMARY, by the following clauses and conditions, which they establish, accept, and commit to comply with:

II — TERMS AND CONDITIONS OF THE LEASE

1.                                      SUBJECT

1.1.                            The subject of this Agreement is the lease of the Property by the LESSOR to the LESSEE.

2.                                      CONDITION PRECEDENT

2.1.                            The LESSEE is aware that the Property is currently leased by HERMES, in accordance with the Special Lease Agreement for the Made-to-order Distribution Center dated 11/10/2009, amended from time to time.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

2.2.                            For this reason, the effects of this lease will be suspended until the Special Lease Agreement for the Made-to-order Distribution Center mentioned above is duly rescinded and the Property is effectively vacated by HERMES by 03/20/2014 (the “Condition Precedent”).

2.2.1.                  If the Condition Precedent is not fulfilled by the due date specified in clause 2.2 above, this Agreement will be invalid and ineffective, with no indemnification of penalty due of any nature to any of the parties, except if the parties mutually agree to extend the deadline for compliance with the Condition Precedent.

2.3.                            On the Start Date of the Lease the parties signed the Vesting of Ownership Declaration for the Property, which will automatically become an integral part of this Agreement as Annex III.

3.                                      TERM OF LEASE AND DELIVERY OF THE PROPERTY

3.1.                            The term of lease of the Property is the one stipulated in item 4 of the Summary, beginning with the Start Date of the Lease, in compliance with the terms and conditions of the Condition Precedent specified in clause 2 above.

3.2.                            The LESSEE and the LESSOR will prepare the Vesting of Ownership Declaration for the Property on the same date, as indicated in clause 2.3 above, along with minutes of initial inspection (the “Minutes of Initial Inspection”), which will automatically become an integral part of this Agreement as Annex IV, and which describe the conditions and the state in which the Property is delivered; the Minutes of Initial Inspection will be used as a reference upon return of the Property and rescission of the lease.

3.2.1.                  If it is confirmed that repairs are needed to the Property, which impede the LESSEE from beginning its activities on the Property, they will be listed as an annex to the Minutes of Initial Inspection and will have to be taken care of by the LESSOR within the period agreed in the Minutes of Initial Inspection, which should be in compliance with standard market practices for undertakings similar in size to the Property.

3.2.2.                  The LESSEE will have a one-time period of 30 (thirty) days from the date of entry to the property, without prejudice to the provisions of the Minutes of Initial Inspection, to

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

verify and inform the LESSOR in writing of any repairs to be made to the property due to hidden defects identified by the LESSEE within this period, which impede the LESSEE from beginning its activities on the Property, without prejudice to the LESSOR’s responsibility for hidden defects discovered during the term of this lease that impede the LESSEE from its activities on the Property.

3.2.3.                  Once the repairs have been completed, both those mentioned in the Minutes of Initial Inspection and those indicated by the LESSEE in accordance with clause 3.2.2. above, the parties will sign new minutes of inspection, just concerning the repairs made, and these new minutes of inspection together with the Minutes of Initial Inspection will be used as a reference upon return of the Property, which has to be returned in the same condition, except for normal wear and tear resulting from the regular use of the Property.

3.3.                            The LESSEE is aware that the Property is currently undergoing the final application process for obtaining Habite-se certification from the City Hall of Rio de Janeiro, in accordance with the confirmation attached to this Agreement as Annex V; this will be the responsibility of the LESSOR, and the LESSEE is aware that the absence of Habite-se certification will not negatively affect its move to the Property. If the absence of Habite-se certification negatively affects the LESSEE’s move to the Property and if such negative impact is not the result of an act or fact attributable to the LESSEE, the LESSOR will have to take all the necessary measures to ensure that the Property is compliant and to reestablish the LESSEE’s right to move to the Property subject to the penalty of rescission of this Agreement by the LESSEE due to breach of contract by the LESSOR.

3.4.                            In addition, the LESSOR declares that there is a project for the Property approved by the City Hall of Rio de Janeiro and a valid Certificate of Approval by the Fire Department of Rio de Janeiro State, which form an integral part of this Agreement as Annex VI and Annex VII; in addition, it is declared that the Property is compliant and suited for the LESSEE to begin its activities in it, and it is agreed that if there is any pending authorization, obtaining which is difficult or inviable, and if such pending authorization is attributed to the LESSOR, the LESSOR agrees to ensure compliance within a maximum of 30 (thirty) days, as long as this period is feasible for ensuring the necessary compliance.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

3.5.                            If the LESSEE has faithfully complied with the obligations assumed in this Agreement, the LESSEE will have the right, but not the obligation, to request an extension of the lease period for another period of the same length from the LESSOR.

3.5.1.                  For the purposes of the provisions of clause 3.5 above, the LESSEE will have to inform the LESSOR of this intention in writing, at least 180 (one hundred eighty) days before the original end date of the lease.

4.                                      INTENDED USE OF THE PROPERTY

4.1.                            The Property that is being leased is intended exclusively for the performance of activities described in item 5 of the Summary.

4.2.                            The LESSEE is prohibited from performing other activities in the Property without the express authorization of the LESSOR.

4.3.                            The LESSEE declares its express knowledge of the zoning restrictions and category of use of the Property, and declares also that the Property is fully suited for the use intended by the LESSEE and described in item 4 of the Summary.

4.4.                            When using the Property, the LESSEE must comply and ensure that its representatives and employees, comply with all the applicable standards and regulations defined by municipal, state, and federal legislation, both in respect of its activities and the use of the leased Property.

5.                                      RENT

5.1.                            The monthly rent for the Property, freely agreed on by the LESSEE and the LESSOR, is the one indicated in item 6 of the Summary.

5.1.1.                  The monthly rent will be due from the Start Date of the Lease and payable in arrears on the date indicated in item 6.2 of the Summary by bank deposit to the checking account indicated in item 6.3 of the Summary, and the deposit receipt will be valid as the corresponding payment of the rent.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

5.1.2.                  At its own discretion, the LESSOR grants to the LESSEE a grace period for payment of the rent as indicated in item 7 of the Summary, although the payments of other lease-related charges, such as operating expenses, building and urban land tax, insurance, and others mentioned in this Agreement will be payable by the LESSEE from the Start Date of the Lease in accordance with the terms of clause 3 above.

5.1.3.                  The grace period granted in clause 5.1.2 above applies only to a fixed period, and will not affect the calculation of the lease period, calculation of the frequency of readjustment and review; it cannot be invoked under any pretext or generate an acquired right.

5.2.                            The rent due and unpaid by the due date in accordance with the terms of this Agreement will be subject to: (i) late interest of 1% a month, (ii) monthly monetary adjustment in accordance with the positive accumulated variation of IGPM-FGV; and (iii) default fine of 2% (ten percent) [sic] of the amount due plus interest and monetary adjustment mentioned above.

5.3.                            The monthly rent will be adjusted at the shortest frequency that is legally permitted, which is annually on the date of signing of this Agreement, based on the positive accumulated percentage variation of the index referred to in item 6.1 of the Summary, based on the Start Date of the Lease as the key date.

5.4.                            If the index specified in item 6.1 of the Summary no longer exists or cannot be applied to this Agreement, the LESSEE and the LESSOR hereby agree that the amounts established in this Agreement will be automatically adjusted according to a substitute index indicated in item 6.1.1 of the Summary, or if that one cannot be used, another valid official accepted and legally approved index from among those that best reflect the inflation of the period. This new index will be defined by mutual agreement by the LESSEE and the LESSOR and will have to be specified in an appendix to this contract.

5.5.                            The rent readjustment in accordance with the abovementioned criteria will be automatic.

5.6.                            With regard to the rent adjustment, if no applicable index is disclosed by the payment date, the rent will be readjusted based on the accumulated variation for the applicable

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

readjustment period for which the indices have been disclosed. In other words, if it is annual, the previous period of 12 (twelve) months for which the indices have already been disclosed. Once the applicable index is announced, the settlement, whether positive or negative, will have to be carried out with the payment of the rent due.

5.7.                            The LESSEE and the LESSOR expressly agree that, as a condition of this agreement and the amounts established in this agreement and to ensure their economic and financial stability, they will not exercise their respective rights to review of the monthly rent agreed on herein for a period of 4 (four) years from the Start Date of the Lease.

6.                                      OBLIGATIONS

6.1.                            Without prejudice to the other obligations stipulated in this Agreement, the LESSOR agrees to maintain the form and intended use of the Property for the validity of this Agreement.

6.1.1.                  The LESSOR agrees, furthermore, to implement any and all compensatory environmental measures, including any correction of the stream of Rio Capenga, which may be required by the competent government body, and any and all expenses resulting from such measures will be borne exclusively by the LESSOR.

6.1.2.                  In addition, the compensatory measures that involve work on the Property will have to be reported to the LESSEE in advance in order to ensure that such work does not negatively affect the activities of the LESSEE.

6.2.                            The LESSEE assumes the following obligations in addition to those already specified in this Agreement:

(a) to make payments on the due date of the rent and corresponding lease-related charges listed in item (g) below, directly to the collection bodies;

(b) to use the Property for the purposes indicated in item 5 of the Summary;

(c) to return the Property at the end of the lease in the conditions indicated in clause 11;

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

(d) to promptly repair the damages caused to the Property or its fixtures by it or its employees, suppliers or users;

(e) not to alter the Property structure without the prior written consent of the LESSOR;

(f) to delivery any notices, fines, or notifications issued by public authorities in connection with the Property to the LESSOR, even if they are addressed to the LESSEE;

(g) to pay the expenses related to the public utility services, as well as the Municipal Building Tax, directly to the collecting bodies;

(h) to allow the inspection of the Property on the pre-agreed date and time by the LESSOR and by third parties, if the Property is being sold or in case of inspections by the LESSOR, but such inspections should not interfere with the LESSEE’s operations;

(i) maintain and preserve the Property in the conditions it was received, except for normal wear and tear resulting from the regular use of the Property;

(j) obtain and keep valid and effective for the duration of this Agreement any licenses and operating authorizations necessary to exercise the LESSEE’s activities in the Property.

6.3.                            If the LESSEE fails to pay any of the amounts due from it under this Agreement and the LESSOR makes these payments, the LESSEE will have to reimburse the LESSOR for the amounts paid by it plus monetary adjustment, interest, and fines in accordance with clause 5.2. above.

6.4.                            For the duration of this lease, the LESSEE will have to present to the LESSOR at any time on its written request all proof of payment of the expenses specified in item “g” of clause 6.2. above.

6.5.                            The LESSEE agrees to allow the LESSOR, its representative or agent to inspect the Property by scheduling a date and time with 48 (forty-eight) hours’ notice in writing; such prior appointment will not be necessary in case of an emergency or a serious situation.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

6.5.1.                  The LESSEE will be informed by letter of any problems or violations discovered during the inspection by the LESSOR and that result from the use of the Property by the LESSEE, its representative or agent, so that it rectifies the problem or violation or fully and adequately repairs and remedies these within 30 (thirty) days or more, according to the schedule to be agreed upon duly by the parties based on the complexity of the repair or rectification, in accordance with market standards; this will be subject to the penalty of rescission of this Agreement and simultaneous adoption of relevant legal measures, independent of any prior notification or notice, relevant legal measures meaning those that compel the LESSEE to perform the necessary repairs or repay the expenses necessary for such repairs or evicting it; during the period needed for the repairs the LESSEE will be responsible for the rent and charges due in accordance with this Agreement. Cases resulting from hidden defects not resulting from the use of the Property by the LESSEE will be excluded from this procedure.

7.                                      INSURANCE

7.1.                            The LESSEE will take out a property insurance policy for the Property, issued by a major and respectable insurance company established legally in Brazil (the “Insurer”), approved by the LESSOR, which may not reject it without a valid reason. Optionally, the Property can be included in the LESSEE’s general insurance policy (umbrella policy) for the insured amount equivalent to the value of the Property updated for the period of contract. The LESSEE will be the sole beneficiary of the indemnification for Property damages, guaranteeing material losses and damages, including those related to the Property equipment, resulting from fires, riots, lightning, strikes, lock-outs, wrongful acts, debris removal, earthquakes, explosions of any kind, leakage of sprinklers or rupture of pipes of the fire prevention systems, strong winds, floors, hurricanes, cyclones, tornadoes, hail, smoke, impact of on-land vehicles and crashes of aircraft, for the amount equivalent to the reconstruction of the Property. The amounts and coverage of such insurance must be pre-approved by the LESSOR.

7.2.                            In addition, the LESSEE will have to take out a liability insurance to cover any damages to third parties in the Property for the minimum amount of BRL 5,000,000.00 (five million reais). This insurance can be included in the LESSEE’s general policy (umbrella policy).

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

7.3.                            The LESSEE will have to send to the LESSOR the declaration that it took out the insurance policies within a maximum of 30 (thirty) days from the Start Date of the Lease, and which will have to be maintained effective and valid for the duration of this Agreement.

7.3.1.                  If the LESSEE does not take out the insurance policy within the period stated in clause 7.3. above or if the policy is taken out in violation of the conditions hereby agreed, in which case the LESSEE after being notified by the LESSOR will have to cancel the issued policy immediately subject to being deemed a breach of contract for the purposes of this Agreement, the LESSOR is hereby authorized to contract such insurance and to request compensation of the amounts from the LESSEE, plus a fine of 10% (ten percent) of the insurance premium.

7.3.2.                  The LESSEE must maintain all its insurance policies in effect for the duration of the lease and is responsible for any extensions, and in case of renewal of the insurance policies it must submit new declarations from the Insurer.

7.4.                            In the event of an incident, regardless of the insurance coverage contracted by the LESSEE from the Insurer, the LESSEE agrees to rebuild the Property using the funds from the insurance compensation within no more than 12 (twelve) months after the insurer releases such funds and regardless of the amount paid by the insurer. Failure to rebuild within the period stipulated here will be deemed a breach of contract and give the LESSOR the right to rescind this Agreement for breach of contract by the LESSEE. The relevant penalties will apply and the LESSEE will be responsible for the losses and damages resulting from the incident, including lost profit of the LESSOR for the period of Property rebuilding.

7.4.1.                  It is agreed that in case of an incident, the lease will not be affected, and the rescission of the lease by the LESSEE before the completion of the Property rebuilding is prohibited. The LESSEE is also obliged to pay the rent and any other lease-related charges for the entire period of Property rebuilding.

7.5.                            The value of the insured items and the corresponding indemnification values must be reassessed annually in accordance with the variation of the rent adjustment index specified in this Agreement.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

7.6.                            If the LESSEE performs work in the Property, as long as this has been previously approved by the LESSOR, the LESSEE will be responsible before starting such work to do the following solely at its own expense:

(i) present the ART [Anotação de Responsabilidade Técnica (Technical Responsibility Declaration)] to the LESSOR corresponding to the planned project, accompanied by the corresponding proof of payment of the fee due; and

(ii) take out an engineering risk insurance policy covering the basic civil construction, installation, and assembly work, for the insured amount of at least the value of the work, plus additional liability insurance, covering employer’s liability and moral damages, as well as the surrounding property, each for an insured amount of at least BRL 1,000,000.00 (one million reais). The insurer’s declaration must be submitted to the LESSOR before the start of any modification to the Property.

7.7.                            The LESSEE is fully responsible for damages resulting from incidents that involve the LESSOR and that result in values below the deductibles specified in the policy, as well as for amounts related to such deductibles if the incidents exceed them.

8.                                      TERMS OF PRESERVATION AND IMPROVEMENTS

8.1.                            Any and all improvements of the Property, , [sic] must:

(i) comply with the construction standard used for the Property;

(ii) not affect the safety and sturdiness of the Property when they are performed;

(iii) be duly approved by the competent authorities, if necessary; and

(iv) be previously approved by the LESSOR.

8.2.                            Any removable improvements made to the Property by the LESSOR may be removed by it at the end or upon rescission of this Agreement, as long as no damage is caused to the Property, which should be in the same condition as when the LESSEE received it,

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

excluding normal wear and tear resulting from the regular use of the Property. The LESSEE will not have the right to any compensation or retention of the Property due to improvements that it may have made.

9.                                      ACQUISITION OF EQUIPMENT

9.1.                            The LESSEE is interested in acquiring the equipment found in the Property, listed in Annex V of this Agreement, owned entirely by HERMES, and it is aware that HERMES has filed an application for judicial recovery on 08/19/2013 and that this equipment is included in the fixed assets of HERMES.

9.2.                            For this reason, the parties allow for this equipment to be initially acquired by the LESSOR through a court order in response to the judicial recovery in the case No. 0398439-14.2013.8.19.0001 before the 7th Commercial Court of Rio de Janeiro, and then will be acquired by the LESSEE.

9.3.                            This way, the LESSEE agrees, irrevocably and irreversibly, to acquire the equipment available in the Property from the LESSOR as soon as the court decision authorizing such acquisition is issued.

9.4.                            The fair and adjusted price of the equipment is BRL 10,000,000.00 (ten million reais), considering the equipment and quantities listed in Annex VIII, and it will be paid by the LESSEE to the LESSOR in 2 (two) equal installments of BRL 5,000,000.00 (five million reais), first one on the Start Date of the Lease and second one on the same date the following month, without the application of monetary adjustment to the future installments. The demand of the first installment for the acquisition will be subject to the prior issuance of the court decision authorizing the acquisition of equipment.

9.4.1.                  If the equipment and quantities mentioned in Annex VIII are not acquired in full by the LESSOR from HERMES in accordance with clause 9.2. above, the fair and adjusted price of the equipment will be adjusted in accordance with the equipment and quantities actually acquired by the LESSOR, and the payment term of the price in 2 (two) installments will still apply.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

9.4.2.                  The payment of the installments for the acquisition of the equipment by the LESSEE to the LESSOR must be made by bank deposits to the checking account of the LESSOR indicated in item 6.3 of the Summary, and the deposit receipt will be the corresponding proof of payment.

9.4.3.                  In case of failure to pay the installment payments for the equipment as defined in clause 9.2. above the LESSEE will be subject to a fine of 2% (two percent) of the amount due, duly adjusted by the accumulated variation of IGPM-FGV, plus default interest of 1% (one percent) a month, calculated proportionally for each day since the payment due date until the actual payment date.

10.                               CESSION/SUBLEASE

10.1.                     The LESSEE is prohibited from subleasing or lending the Property, in full or in part, without the express prior consent of the LESSOR.

10.2.                     However, the LESSEE may sublease and/or lend the Property in part for the purpose related to the LESSEE’s activities and/or to companies that belong to the LESSEE’s business group, as long as the LESSEE continues to comply with the obligations from this lease, including, but not limited to the return of the Property in case of expiry of the lease or rescission of the lease as agreed.

11.                               RETURN OF THE PROPERTY

11.1.                     Upon termination or rescission of this Agreement the LESSEE agrees to vacate the Property, leaving it completely free of people and things, in the conditions compatible with normal wear and tear resulting from regular use and the period of lease, taking as a reference the status and condition in which the Property was received as described in clause 3.2. above.

11.2.                     Before returning the Property, the LESSEE and the LESSOR must prepare Minutes of Final Inspection to be conducted within 30 (thirty) days before the date of termination or rescission of this Agreement, registering any repairs that must be performed or compensated by the LESSEE before rescinding and terminating this Agreement.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

11.3.                     Upon termination of the lease, the LESSOR will have the right to opt to keep or not the improvements authorized and made by the LESSEE, unless the LESSOR expressly stated upon approval of the improvements that it will allow the LESSEE to keep such improvements upon termination of the lease, in accordance with the provisions of clause 8 above, without any compensation due to the LESSEE. If the LESSOR opts to have these improvements removed, the LESSEE will have to reinstate the conditions in which it received the Property at its own expense, paying the relevant monthly rent and the corresponding lease-related charges for the period required to remove these improvements.

12.                               FINE

12.1.                     Unless a more specific penalty is specified in this Agreement, the breach of any clause of this Agreement will result in a fine equivalent to 3 (three) months’ rent in effect at the time of the breach for the violating party, without prejudice to the innocent party’s right to independently and simultaneously rescind this lease, as long as the violating party has been duly informed and has not taken the necessary steps to fix any problem, or if the measures to solve the problem were not started within 15 (fifteen) days after notification or completed within a reasonable period in view of the nature of the problem.

12.2.                     The fine mentioned in clause 12.1 above will always be due in full, and cannot be reduced for any reason. It will not affect the innocent party’s right to claim for any applicable damages and losses, rents and late charges, independently of the rescission of this agreement, and will not apply in case of early return of the Property by the LESSEE, in which case the penalty established in clause 12.4 below will apply.

12.3.                     If the LESSEE intends to cancel this Agreement, it must indicate this at least 180 (one hundred eighty) days in advance.

12.4.                     If the LESSEE intends to cancel this Agreement the LESSEE agrees to pay to the LESSOR a fine equivalent to 6 (six) times the rent valid at the time, reduced proportionally to the remaining validity period of the Agreement, excluding the fine stipulated in clause 12.1 above in this case.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

12.5.                     In addition to rescissions expressly stipulated in this agreement, the lease will be rescinded for the breach of any obligations specified herein or legal regulations affecting this lease.

13.                               DISPOSSESSION OF THE PROPERTY

13.1.                     In the event of dispossession of the Property, this Agreement will be fully rescinded only once the dispossession order with the official request to vacate the Property enters into effect. In the event of partial dispossession of the Property, the LESSEE will have the right to opt to continue with the lease or to rescind this Agreement. In case of continuing with the lease, the rent and lease-related charges will be reduced proportionally to the reduction in the built-up area of the Property.

14.                               VALIDITY AND PRE-EMPTION RIGHT

14.1.                     If the Property is transferred or ownership is granted to third parties or if it is sold during the validity of this Agreement, the terms and conditions of this Agreement will remain in effect and unchanged, and the LESSOR will have to ensure that the new Property owner complies with and observes all the terms and conditions of this Agreement. In addition, the LESSOR agrees to include in any agreement that it signs to transfer ownership of the Property the obligation of the buyer to comply in full with the lease adjustments.

14.2.                     The same obligation is valid if the LESSOR assigns the property as lien to a fiduciary, in which case the LESSOR must inform the fiduciary in the deed of the existence of this lease, which must be respected in full, with all of its clauses and conditions, adhering to the terms of Article 27 (7) of Law 9514/97.

14.3.                     In the event of a sale, promise to sell, cession or promise of cession of the right of Property ownership, the LESSEE will have the pre-emptive right on the same terms and conditions offered to third parties, and the LESSOR will inform the LESSEE about the intended transaction in writing.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

14.3.1.           The notification specified in clause 14.1 above will contain the price, payment method, as well as the place and date for analysis of the relevant documents.

14.3.2.           The pre-emptive right will expire if the LESSEE does not clearly express its full acceptance of the offer within 30 (thirty) days.

14.4.                     If the LESSEE, due to the absence of an updated property registration or requirements of the registrar that are impossible for the LESSEE, is unable to register this lease, making it impossible to oppose and/or enforce its compliance vis a vis third parties in accordance with Article 8, Law No. 8245/91, the LESSOR hereby agrees to the following: a) as soon as the property registration is updated such as to enable the registration of this document, the LESSOR will make it possible for the LESSEE to register this lease in the corresponding and competent real estate notary in accordance with the terms of Article 8, Law No. 8245/91, so that this lease can be fully valid in case of its sale; and b) if the property registration is not updated and the registration of this document is impossible, the LESSOR will only promote the sale of the property only if the relevant property ownership transfer agreement expressly states the buyer’s obligation to maintain this lease in full. The LESSOR will be responsible for all losses and damages incurred by the LESSEE, including lost profit, in case of the breach of obligations and responsibilities assumed herein.

15.                               GUARANTEE

15.1.                     The GUARANTOR will provide a guarantee and constitutes the main payer, jointly responsible with the LESSEE for all obligations under this Agreement, including, but not limited to the obligation to pay for the rebuilding of the Property in the event of an incident affecting the Property in the course of the lease as specified in this Agreement.

15.2.                     The guarantee granted hereby is made expressly renouncing the benefits of privilege and others stipulated in Articles 366, 827, 835, 836, 837, 838, and 839 of the New Civil Code.

15.3.                     The GUARANTOR releases the LESSOR from the responsibility to inform it of the filing of any lawsuit against the LESSEE, even if related to default on payments, although the GUARANTOR will be responsible for the consequences thereof, including for the

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

defeated party’s fees. The GUARANTOR is responsible for personally verifying the promptness of the guarantee payment.

15.4.                     The GUARANTOR’s responsibility will last until the effective and proven restitution of the Property leased to the LESSOR or until the delivery and receipt of the keys, if for any reason the Property was not returned to the LESSOR upon termination of the lease.

15.5.                     The GUARANTOR’s responsibility does not cover only the rent, but also:

(i) the contractual and/or legal readjustments of the rent and the extension of the lease, whether compulsory or voluntary;

(ii) the legal and contractual penalties stipulated in this agreement;

(iii) any taxes, fees, and other lease-related charges, as well as damages caused to the property, in accordance with the terms of this agreement;

(iv) the LESSEE’s obligation to rebuild the Property in the event of an incident that affects the Property in the course of the lease.

15.6.                     In the event of the GUARANTOR’s bankruptcy, insolvency, or judicial or out-of-court recovery, the LESSEE will be obliged within a maximum of 10 (ten) days of any of the abovementioned events to substitute the GUARANTOR by (an)other respectable guarantor(s), subject to the LESSOR’s right to accept it (them) or not. If the LESSOR does not accept the guarantor, an(other) guarantor(s) must be proposed by the LESSEE within a maximum of 10 (ten) days after non-acceptance, subject to rescission of the lease.

15.7.                     In this agreement, the LESSEE and the GUARANTOR mutually appoint each other legal representatives of one another, irrevocably and irreversibly, especially to receive judicial summons, subpoenas, acknowledgements, notifications, communications, etc., such that if a summons or subpoena is served on one of them, it will be deemed valid.

16                                 NOTICES

16.1.                     All notices, legal notifications, summons, subpoenas, and other correspondence related to this Agreement must be delivered in writing, contain the signature of the sender or

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

its representative, and sent by registered mail to the following addresses or to any other address indicated in writing by one of the parties to the other in Brazil:

For the LESSOR:

Rua Tenente Negrão, 166 — 5° andar — Itaim Bibi

Sao Paulo — SP

Postal Code: 04530-030

Attn.: Clarisse Etcheverry

For the LESSEE:

Rua Gomes de Carvalho, 1609 — 6° andar, Vila Olímpia

Sao Paulo — SP

Postal Code: 04547-006

Attn.: Oderi Gerin Leite

For the GUARANTOR:

Avenida Brigadeiro Luis Antonio, 3142, Jardim Paulista

Sao Paulo — SP

Postal Code: 01401-001

Attn.: Legal Department

17.                               CONFIDENTIALITY

17.1.                     The Parties agree to maintain full confidentiality with respect to the content of any document, report, information, or data that becomes known to them and/or is provided by the other party due to or in connection with this Agreement, which will be used by the other party only in collaboration and exclusively for the purpose of this Agreement, taking all the necessary measures to prevent such content from being transferred, disclosed, or used by any third party without authorization.

17.2.                     The Parties expressly acknowledge that the disclosure of any information they have access to in violation of the obligations assumed herein constitutes crimes pursuant

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

sections 153 and 154 of the Criminal Code and Law No. 9279 dated 05/14/1996, as well as civil offenses, and may result in lawsuits for compensation of losses and damages.

17.3.                     In addition, the parties agree that any information revealed in accordance with this Agreement is done so only in order to enable the performance of this Agreement.

17.4.                     The parties agree that neither them, nor their partners, employees, representatives, or agents may reveal or make known to third parties any information, verbally or in writing, or any document, without the prior written authorization of the other party.

17.5.                     Failure by any of the parties to comply with the confidentiality obligations specified herein or failure to do so by any of their partners, associates, employees, representatives, authorized persons, or agents, will release the innocent party from compliance of its obligations, including pecuniary obligations, pursuant Section 1092 of the Civil Code, without prejudice to the applicable civil and criminal sanctions.

17.6.                     Upon termination of the Agreement, for whatever reason, the parties will be obliged to return to the other party or to destroy all data, reports, documents, instructions, processes, or elements of any nature that they received in order to perform this Agreement.

17.7.                     The confidentiality obligations assumed by signing this Agreement will remain in effect not only for the duration thereof, but also permanently after its termination.

18.                               GENERAL PROVISIONS

18.1.                     Taking into consideration that the Property will constitute a specific section of a condominium, which will be established within the project that includes the Property, the LESSEE will be solely responsible for the operation of this section, including gate operation, security of the area, cleaning and maintenance of the relevant equipment and installations.

18.2.                     This Agreement substitutes all prior contracts and agreements between the LESSEE and the LESSOR concerning the transaction established herein.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

18.3.                     This Agreement is binding for the LESSEE and the LESSOR, as well as their successors and transferees of any kind.

18.4.                     Failure by one of the parties to exercise any of its power or rights in accordance with this Agreement will constitute neither a waiver of such powers or rights by that party, nor a contract amendment. To be effective, amendments to this Agreement must be made by mutual agreement of the parties and in writing.

18.5.                     The LESSEE expressly acknowledges that the LESSOR is a company controlled by a company listed on the Singapore Exchange. Thus, the LESSEE hereby authorizes the LESSOR to disclose the existence of this Agreement and the name and brand of the LESSEE to the LESSOR’s investors, in order to comply with the applicable capital market legislation, which includes the publication of relevant facts.

18.6.                     The contracting parties agree on the court at the location of the Property as the court of jurisdiction for any questions or disputes arising from this Agreement, and exclude any other courts, regardless of how favorable they may be.

In witness thereof, the parties sign 3 (three) copies of this Agreement, equal in content and form, in the presence of 2 (two) witnesses.

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

São Paulo, February 18, 2014

LESSOR:	[stamp:] 27th /s/Clarisse Etcheverry de Arruda Gomes
Clarisse Etcheverry de Arruda Gomes

[stamp:] 27th /s/ Jonathan Thomas Oday
Jonathan Thomas Oday

LESSEE:	/s/ German Pasquale Quiroga Vilardo[stamp:] 22nd NOTARY
German Pasquale Quiroga Vilardo

/s/ Oderi Gerin Leite [stamp:] 22nd NOTARY
Oderi Gerin Leite

GUARANTOR:	/s/ Aymar Giglio Junior [stamp:] 22nd NOTARY
Aymar Giglio Junior

/s/ Christophe Jose Hidalgo [stamp:] 22nd NOTARY
Christophe Jose Hidalgo

Witnesses:

1. /s/ Marcelo Masao Katsuragawa	2. /s/ Daniella Mioni
Name: Marcelo Masao Katsuragawa	Name: Daniella Mioni
RG: 20.360.401-5	RG: 25163951-4

[Signature Page of the Non-Residential Lease Agreement signed on February 18, 2014 by

REC Log 411 S.A., Nova Pontocom Comércio Eletrônico S.A. and Companhia Brasileira de Distribuição]

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]

[stamp:] NOTARY OFFICE

RONTINI — NOTARY PUBLIC

CAMPOS — SUBSTITUTE

EIRO LUÍS ANTÔNIO, 3745

1401-001 — SAO PAULO/SP

Certified signature(s) of: AD347910 CLARISSE ETCHEVERRY DE ARRUDA GOMES DANIELA MIONI-XXXXXXXXXXXXXXXXXXXXXXXXXXX São Paulo, 02/21/2014 Financial value of BRL 13.60		[seal:] Notary Association of Brazil SIGNATURE FINANCIAL VALUE 2 [QR code] 1040AA543897
In witness of the Truth :	/s/ Thiago Lopes
51140935802302 THIAGO LOPES-8935/94
27th NOTARY PUBLIC OF SAO PAULO CITY JORGE AUGUSTO ALDAIR BOTELHO FERREIRA AV. SAO LUIZ, 59 • REPUBLICA • SAO PAULO • SP TEL (11) 3124-5000 • CEP 01045-001		[signature]

Certified signature(s) of: AD384771 JONATHAN THOMAS ODAY XXXXXXXXXXXXXXXXXX -XXXXXXXXXXXXXXXXXXXXXXXXX São Paulo, 02/21/2014 Financial value of BRL 6.80		[seal:] Notary Association of Brazil SIGNATURE FINANCIAL VALUE 1 [QR code] 1040AB339784
In witness of the Truth	/s/ Luis Carlos Ferreira
21141126968702 LUIS CARLOS FERREIRA-8938744
27th NOTARY PUBLIC OF SAO PAULO CITY JORGE AUGUSTO ALDAIR BOTELHO FERREIRA AV. SAO LUIZ, 59 • REPUBLICA • SAO PAULO • SP TEL (11) 3124-5000 • CEP 01045-001

22nd Notary 22 Notary Public of São Paulo/SP Ana Paulo Frontini — Notary

Av. Brigadeiro Luis Antonio, 3745 — CEP 01601-001 — Jardim Paulista — São Paulo/SP — Tel. 3056 6768 — 22tabeliadenotas@gmail.com

Ana Paula Frontini — Notary Public

Certification of 4 signature(s), financial value of:

ODERI GERIN LEITE; CHRISTOPHE JOSE HIDALGO; AYMAR GIGLIO JUNIOR; GERMAN PASQUALE QUIROGA VILARDO…………………..

São Paulo, February 21, 2014.

[seal:] Notary Association of Brazil SIGNATURE FINANCIAL VALUE 1 [QR code] 1057AA489010 1057AA489009 1057AA489008 1057AA489007
/s/ Assis Camilo Gomes
ASSIS CAMILO GOMES - CLERK
Op.: 098 Total:
22nd NOTARY PUBLIC Assis Camilo Gomes Authorized Clerk São Paulo City

[stamp:] Legal Department [initials] Initialed Nova Pontocom	[stamp:] GPA LEGAL DEPARTMENT LEASE AGREEMENTS [initials]	[initials]